As filed with the Securities and Exchange Commission on January 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Southern California Gas Company

(Exact Name of Registrant as Specified in Its Charter)

California	95-1240705
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

555 West Fifth Street

Los Angeles, California 90013-1011

(213) 244-1200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James M. Spira, Esq.

488 8th Avenue

San Diego, California 92101

(619) 696-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael E. Sullivan, Esq.

Gregory P. Rodgers, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-222651)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities To Be Registered(1)	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
First Mortgage Bonds
Total	$100,000,000	$100,000,000	$12,980

(1)

Represents only the additional amount of first mortgage bonds being registered, with an aggregate offering price not to exceed $100,000,000. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-3 (File No. 333-222651) (“Prior Registration Statement”).

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

The Registrant previously registered its senior debt securities, first mortgage bonds and shares of series preferred stock, without par value, with an aggregate maximum offering price of $1,850,000,000 on the Prior Registration Statement, which was declared effective on February 1, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of first mortgage bonds having a proposed maximum aggregate offering price of $100,000,000 is hereby registered.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with
Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-3 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering an increase in the maximum aggregate offering price of first mortgage bonds offered by Southern California Gas Company (the “Registrant”) of $100,000,000. The additional first mortgage bonds that are being registered represent no more than 20% of the remaining maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registrant’s Registration Statement on Form S-3 (File No. 333-222651) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement, all exhibits thereto and all documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference in the Prior Registration Statement, are hereby incorporated by reference in this filing.

The required opinion, consents and powers of attorney are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Registration Statement on Form S-3 (Registration No. 333-222651) filed by Southern California Gas Company on January 22, 2018)

23.1	Consent of independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-3 (Registration No. 333-222651) filed by Southern California Gas Company on January 22, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Southern California Gas Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 6th day of January, 2020.

Southern California Gas Company

By:	/s/ J. Bret Lane
J. Bret Lane
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 6th day of January, 2020.

Signature	Title

/s/ J. Bret Lane J. Bret Lane	Executive Chairman, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Mia L. DeMontigny Mia L. DeMontigny	Vice President, Controller, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Randall L. Clark Randall L. Clark	Director

/s/ Lisa Larroque Alexander Lisa Larroque Alexander	Director

* Trevor I. Mihalik	Director

*By:	/s/ J. Bret Lane

J. Bret Lane
Attorney-in-fact